Exhibit 99.1

Apple Hospitality REIT Acquires Independent Boutique Hotel in Richmond, Virginia

RICHMOND, Va. (October 10, 2019) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced the acquisition of a 55-room independent boutique hotel in Richmond, Virginia (the “Hotel”), for a purchase price of approximately $7 million, or $125,000 per key.

“We are pleased to add this unique property to our portfolio and expand our presence in the dynamic downtown Richmond market,” said Nelson Knight, Executive Vice President and Chief Investment Officer of Apple Hospitality. “We plan to renovate and reposition the Hotel, incorporating services and amenities that are consistent with our existing rooms-focused portfolio of hotels. The Hotel is located approximately four blocks from Apple Hospitality’s headquarters and one block from our dual-branded Courtyard and Residence Inn. It is our intention that the Hotel will remain independent, and we will leverage our deep knowledge of the Richmond market to create a compelling product for our guests and maximize property-level performance.”

The Hotel, currently known as The Berkeley Hotel, is located at 1200 East Cary Street in Richmond, Virginia, and benefits from the city’s wide-variety of business, education, government, health care and leisure demand generators. Situated within the historic Shockoe Slip area of downtown Richmond, the Hotel is convenient to the Virginia Commonwealth University School of Medicine, the Virginia State Capitol, the Federal Reserve Bank of Richmond, Richmond’s Main Street Station and numerous corporate offices, financial institutions and residential properties. An array of attractions and amenities are near the Hotel including museums, historic sites, restaurants, retail shops and outdoor activities along the James River. According to data provided by STR for the trailing 12 months ended August 31, 2019, revenue per available room (RevPAR) for the Central Business District/Airport submarket of Richmond improved by 4.4 percent, as compared to the prior 12-month period.

Following this acquisition, the Apple Hospitality portfolio includes 235 hotels with more than 30,000 guest rooms geographically diversified throughout 34 states.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (REIT) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 235 hotels with more than 30,000 guest rooms located in 87 markets throughout 34 states. Franchised with industry-leading brands, the Company’s portfolio comprises 108 Marriott-branded hotels, 125 Hilton-branded hotels, one Hyatt-branded hotel and one independent hotel. For more information, please visit www.applehospitalityreit.com.

Forward-Looking Statements Disclaimer

Certain statements contained in this press release other than historical facts may be considered forward-looking statements. These forward-looking statements are predictions and generally can be identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of Apple Hospitality to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of Apple Hospitality to effectively acquire and dispose of properties; the ability of Apple Hospitality to implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions; adverse changes in the real estate and real estate capital markets; financing risks; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact Apple Hospitality’s business, assets or classification as a real estate investment trust. Although Apple Hospitality believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by Apple Hospitality or any other person that the results or conditions described in such statements or the objectives and plans of Apple Hospitality will be achieved. In addition, Apple Hospitality’s qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code. Readers should carefully review Apple Hospitality’s financial statements and the notes thereto, as well as the risk factors described in Apple Hospitality’s filings with the Securities and Exchange Commission, including, but not limited to, in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. Any forward-looking statement that Apple Hospitality makes speaks only as of the date of such statement. Apple Hospitality undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804‐727‐6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.